UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14 (C)
of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report February 25, 2008

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

33-22128D (SEC File Number)	84-1062062 (IRS Employer Identification Number)

c/o, Richard Surber, President
59 West 100 South, Second Floor
Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

WE ARE NOT ASKING YOU FOR A PROXY
 AND
 YOU ARE REQUESTED NOT TO SEND US A PROXY

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Nexia Holdings, Inc.
59 West 100 South, Second Floor
 Salt Lake City, Utah 84101
(801) 575-8073

To the Stockholders of Nexia Holdings, Inc.:

This Information Statement is furnished to the stockholders of Nexia Holdings, Inc., a Nevada corporation (“Nexia”), in connection with the following corporate action with regard to resolutions approved by the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of Nexia providing for shareholder authorization to the board of directors of the corporation to within the next ten months approve an increase in the number of authorized shares of the common stock of the corporation from 500 million shares to 5 billion 500 million (5,500,000,000) shares, the par value of shares of the common stock to remain at $0.0001 and to conduct a reverse stock split of the issued and outstanding shares of common stock on a basis of up to 1 for 1,000.

Nexia is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on February 15, 2008 shall be given a copy of the Information Statement.

By Order of the Board of Directors

 /s/ Richard Surber                          .
Richard Surber, President

This information statement is being furnished to all holders of the common stock of Nexia as of February 15, 2008 in connection with the Proposed Action by Written Consent to authorize the board of directors to carry out an increase in the number of authorized shares of common stock to 5 billion 500 million shares and to conduct up to a 1 for 1,000 reverse stock split of the issued and outstanding shares of common stock within the next ten months.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Nexia Holdings, Inc., a Nevada Company ("Nexia"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Nexia.  The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of Nexia, provides public notice of the approval and authorization for an increase in the number of authorized shares of the common stock of Nexia to 5 billion 500 million shares and authorization to carry out up to a 1 for 1,000 reverse stock split of the issued and outstanding shares of common stock within the next ten months.  The Amendments to the Articles of Incorporation to increase the number of authorized shares of common stock or to carry out a reverse stock split would be filed at a future date and time to be determined by the board of directors.

The Board of Directors, and persons owning a majority of the outstanding voting securities of Nexia, have unanimously adopted, ratified and approved the proposed actions by the Nexia board of directors.  No other votes are required or necessary.  See the caption "Vote Required for Approval" below.  The increase in the authorized number of common shares and the reduction in the stated par value of the shares of common stock would become effective upon filing of an amendment to the Articles of Incorporation of Nexia with the Nevada Secretary of State’s office.

The Form 10-QSB for quarterly period ended September 30, 2007 and the form 10-KSB for the year ended December 31, 2006, and any reports on Form 8-K filed by Nexia during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  Nexia is presently current in the filing of all reports required to be filed by it.  See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES BY FIVE BILLION.

Nexia’s Articles of Incorporation, as currently in effect, authorizes Nexia to issue up to500,000,000 shares of common stock, par value $0.0001 per share. The Board of Directors has proposed an increase in the number of authorized shares of the common stock of Nexia.  Upon the approval by the consenting shareholders holding a majority of the outstanding voting securities and then the filing of the Amended Articles of Incorporation, Nexia will be authorized to issue 5,500,000,000 shares of common stock, the stated par value per share will remain at $0.0001 and the 50,000,000 shares of preferred stock, $0.001 par value per share will remain the same.

The Board of Directors believes that it is in Nexia's and Nexia's stockholders' best interests to increase the availability of additional authorized but unissued capital stock to provide Nexia with the flexibility to issue equity for other proper corporate purposes which may be identified in the future. Such future activities may include, without limitation, raising equity capital, adopting Employee Stock Plans or making acquisitions through the use of stock. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose not previously disclosed in the company’s public filings.

Nexia may use an undetermined number of the newly authorized shares to fund an equity line of credit that Nexia has signed with Dutchess Private Equity Group for up to a maximum total of $10 million. The number of shares which may be used to raise capital pursuant to the equity line of credit is contingent upon many factors including but not limited to:
1.  Nexia being able to satisfy comments by the Securities and Exchange Commission
2.  The price per share of common stock when purchased by Dutchess Private Equity Group.
3.  Board approval of the number of shares.
4.  The trading volume of Nexia common shares of stock.
If the registration statement does not become effective in a timely fashion after Nexia increases its authorized shares, Nexia may not use any of the shares being authorized pursuant to this information statement.
The actual amount, if any, in terms of shares and capital to be raised will be determined solely by the Board of Directors, there is no mandatory placement of shares with Dutchess required by the agreement and no shares will be issued until a Registration Statement is declared effective. Any final decision regarding the issuance of any of the additional shares to any party including Dutchess remains with Nexia and its Board of Directors.

The Board of Directors believes that the increase in authorized capital will make a sufficient number of shares available, should Nexia decide to use its shares for one or more of such previously mentioned purposes or otherwise. Nexia reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

The increased capital will provide the Board of Directors with the ability to issue additional shares of stock without further vote of the stockholders of Nexia, except as provided under Nevada corporate law or under the rules of any national securities exchange on which shares of stock of Nexia are then listed. Under Nexia’s Articles, the Nexia stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Nexia, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Nexia in order to maintain their proportionate ownership of Nexia's stock.  In addition, if the Board of Directors elects to issue additional shares of stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

In addition to the corporate purposes discussed above, the authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of Nexia by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of Nexia and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Nexia stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Nexia’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Nexia's business. However, the Board of Directors is not aware of any attempt to take control of Nexia and the Board of Directors did not propose the increase in Nexia's authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock, nor the authorization of a class of preferred shares.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO CONDUCT UP TO A ONE-FOR ONE THOUSAND SHARE REVERSE STOCK SPLIT OF NEXIA’S COMMON STOCK.

Nexia’s board had determined that it would be in the Company’s best interest in the near future to conduct a reverse split of its common stock on up to a one for one thousand basis and has received the consent of holders of a majority of the voting rights of the Company’s securities to authorize the board to conduct such a reverse split in the Board’s discretion within the next ten months.

The board believes that a reverse split would provide for the combination of the presently issued and outstanding shares of common stock into a smaller number of shares of identical common stock.  This process, that is known as a reverse split, would take up to one thousand shares of the presently issued and outstanding common stock on the effective date of the amendment to the articles of incorporation that would carry out the reverse split and convert those shares into one share of the post-reverse stock split common stock.

The board has indicated that fractional shares will not be issued.  Instead, Nexia will issue one full share of the post-reverse stock split common stock to any shareholder who would have been entitled to receive a fractional share as a result of the process.  Each shareholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that shareholder did immediately prior to the stock split, except for minor adjustment as a result of the additional shares that will need to be issued a result of the treatment of fractional shares.

Reasons for the reverse stock split:

The primary purposes of the reverse stock split are to accomplish the following:

a)  increase the per share price of the common stock to help maintain the interest of the markets
b)  reduce the number of outstanding shares of common stock to a level more consistent with other public companies with a similar anticipated market capitalization; and
c)  provide the management of the Company with additional flexibility to issue shares to facilitate future stock acquisitions and financing for the Company.

For the above reasons, the board believes that the reverse stock split is in the best interest of the Company and its shareholders.  There can be no assurance, however, that the reverse stock split will have the desired benefits.

Effects of the reverse stock split.

The reverse stock split will be effected by filing an amendment to the Company’s Articles of Incorporation with the Nevada Secretary of State’s office and will become effective upon such filing and final approval of the board of directors of the Company.  The actual timing of any such filing will be made by the board of directors based upon its evaluation as to when the filing will be most advantageous to the Company and its shareholders.

Nexia is currently authorized to issue 500,000,000 shares of its common stock of which 288,009,883 shares are currently issued and outstanding and 10,000,000 shares of Series B Preferred Stock, which have a 1 for 500 voting right or a total of 5,000,000,000 votes in any shareholder action, as of February 15, 2008.  Currently, shareholders holding votes in excess of 90% of the voting rights have consented in writing to the proposal.  A reverse split on a one for one thousand basis would reduce the number of issued and outstanding shares of common stock to approximately 288,100, but will not reduce the number of authorized shares of common stock.  The reverse split will not have any effect on the stated par value of the common stock.

The effect of the reverse split upon existing shareholders of the common stock will be that the total number of shares of Nexia’s common stock held by each shareholders will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately prior to the reverse stock split divided by up to 1,000, with an adjustment for any fractional shares.  (Fractional shares will be rounded up into a whole share).

If acted upon by the Company’s board of directors, the consent by the majority of the common stock shareholders reported herein, would result in each shareholder’s percentage ownership interest in the company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.  The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split.  All issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split.  All shares, options, warrants or convertible securities that the Company has agreed to issue (or agrees to issue prior to the effective date of the reverse stock split) also will be appropriately adjusted for the reverse stock split.

The reverse stock split may also result in some shareholders holding “odd lots” of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

As a result of the proposal to conduct a reverse stock split there is a significant risk of shareholder value represented by the common stock being diluted.  The proposed reverse split creates a risk that current shareholders of the common stock will see the value of those shares diluted through the issuance of additional authorized but currently unissued shares.  The current net tangible book value per share would be diluted if additional shares are issued without an increase taking place in the net book value of the assets of the Company.  The current book value of shares held by existing shareholders would not be maintained in the event additional shares are issued.  In the event that the board approves a 1 for 1,000 reverse split of the common stock and reduces the number of outstanding shares of common stock to approximately 288,100 and then the board authorized the issuance of all 5,500,000,000 authorized shares that action would have a dilutive effect upon existing shareholders.  If all authorized shares of common stock were issued each post-reverse share would drop from representing 1/288,100 to 1/5,500,000,000 of the shares of common stock issued and outstanding.

After the taking of any action to conduct or authorize the reverse split is filed there is not a requirement that shareholders obtain new or replacement share certificates.  Each holders of record of shares of the Company’s common stock that is outstanding on the effective date of the reverse stock split may contact the Company’s transfer agent to exchange the certificates for new certificates representing the number of whole shares of post-reverse stock split common shares into which the existing shares have been converted as a result of the reverse stock split.

EXISTING CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT BEFORE THE EFFECTIVE DATE OF THE FILING OF THE PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION.

Until the shareholder forwards a completed letter of transmittal, together with certificates representing such shareholder’s shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such shareholder’s pre-reverse stock split common stock shall be deemed equal to the number of whole shares of post-reverse stock split common shares to which such shareholder is entitled as a result of the reverse stock split.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The increase in the number of authorized shares will not affect any existing shareholder’s number of shares as they currently exist, the reduction in the stated par value of each share may result in a decrease in the valuation assigned to such shares compared to their current valuation.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its shareholders, except for those shareholders who receive a whole share of common stock in lieu of a fractional share.  Shareholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those shareholders receiving a whole share of common stock in lieu of fractional shares (as described below).  The holding period for shares of common stock after the reverse split will include the holding period of shares of common stock before the reverse stock split, provided, that such shares of common stock are held as a capital asset at the effective date of the amendment.  The adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse stock split excluding the basis of fractional shares.

A shareholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional shares to which the shareholder was otherwise entitled.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q.     WHY HAS THE PROPOSAL BEEN MADE TO INCREASE THE NUMBER OF COMMON SHARES?
A.  Our Board of Directors believes that the authorized shares of Common Stock remaining available for issuance is not sufficient to enable Nexia to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of Common Stock as proposed. Our Board of Directors believes that the availability of such shares will provide us with the flexibility to issue Common Stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products. The increase in the number of authorized shares of common stock is recommended by Nexia’s Board in order to provide a sufficient reserve of such shares for the future growth and needs of Nexia.

The Board of Directors also believes the availability of additional shares of Common Stock will enable Nexia to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO INCREASE THE NUMBER OF COMMON SHARES?
A.     The three members of the Board of Directors have approved the increase in the number of common shares as in the best interest of Nexia and the best interest of the current shareholders of Nexia.

Q.     WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THE PROPOSAL TO INCREASE THE AUTHORIZED NUMBER OF SHARES?
A.     As a current shareholder of Nexia your class of stock and the number of shares that you hold will not be affected or change as a result of the adoption of the proposals.  For example, a current holder of 500 shares of common stock will remain a holder of 500 shares of common stock.

Q.     WHY HAS THE PROPOSAL BEEN MADE TO AUTHORIZE A REVERSE SPLIT IN THE NUMBER OF COMMON SHARES?
A.  Our Board of Directors believes that the proposed reverse split in the number of common stock would enable Nexia to respond to potential business opportunities, provide sufficient shares for its employee stock benefit plan and to pursue important objectives that may be anticipated. Accordingly, the board of directors believes that it is in the best interests of stockholders to conduct a reverse split of the number of common shares outstanding.  Our Board of Directors believes that the resulting shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products. The Board of Directors also believes the proposed change to the shares of common stock will enable Nexia to attract and retain talented employees, directors and consultants through the grant of stock options and other stock-based incentives.

Q.     WHY IS APPROVAL SOUGHT FOR THE PROPOSED REVERSE STOCK SPLIT OF THE COMMON STOCK ON A 1 FOR 1000 BASIS?
A.     The Board seeks approval of a reverse stock split of the common stock of up to 1 for 1000 shares of the currently issued common stock.  It is the expectation of the Board that such a reverse stock split would increase the market price of the resulting common stock and thus maintain a higher level of market interest in the shares, including shares issued pursuant to the Company’s Employee Benefit Plans, provide additional flexibility to management with regard to the issuance of shares and maintaining the proper market capitalization of the Company.   The Board believes that the reverse stock split will enhance the Company’s flexibility with regard to the ability to issue common stock for proper corporate purposes that may be identified from time to time, such as financing, acquisitions, compensation of employees, the establishment of strategic business relationships with other companies or the expansion of Nexia's business or product lines through the acquisition of other businesses or products.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSALS TO CONDUCT THE PROPOSED REVERSE STOCK SPLIT?
A.     All members of the Board of Directors have approved the reverse stock split of the common stock as is in the best interest of Nexia and the best interest of the current shareholders of Nexia.

Q.     WILL I RECEIVE ANY ADDITIONAL SHARES OR A DIFFERENT CLASS OF SHARES AS A RESULT OF THESE PROPOSALS?
A.     As a current shareholder of Nexia your class of stock and the number of shares that you hold will be affected as a result of the adoption of the proposal to authorize a reverse stock split.  For example, a current holder of 750 shares of common stock will remain a holder of 1 share of common stock in the event that the board approves a 1 for 1,000 reverse stock split, a holder of 2,800 shares of common stock would become the holder of 3 shares of common stock.  The reverse stock split will not will result in different classes or additional shares being sent to existing shareholders.

Q.  WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A.  The proposed changes are intended to be tax free for federal income tax purposes.  The proposed reverse stock split is intended to be tax free for federal income tax purposes

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSAL BEING PASSED
A.  To approve the proposal, the affirmative vote of a majority of the potential votes cast as stock holders is required.  Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of Nexia.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A.  The Company will pay for the delivery of this information statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Richard Surber, President of Nexia, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101 (801) 575-8073, ext. 106.

VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein.  The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390.  Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration and must be approved by a majority of the outstanding voting securities.

The Board of Directors of Nexia have adopted, ratified and approved the change in the authorized shares of Nexia and submit the proposed changes to the shareholders for their approval.  The securities that are entitled to vote to amend Nexia’s Articles of Incorporation consist of issued and outstanding shares of Nexia’s $0.0001 par value common voting stock outstanding on February 15, 2008, the record date for determining shareholders who are entitled to notice of and to vote on the proposed amendment to Nexia’s Certificate of Incorporation.

DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes (the Nevada Law) do not provide for dissenter's rights in connection with the proposed restatement of the Articles of Incorporation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 15, 2008 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, Nexia had issued and outstanding 288,009,883 shares of $0.0001 par value common stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of Nexia, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of Nexia's Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.
SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of February 15, 2008, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 15, 2008, there were 288,009,883 shares of common stock issued and outstanding. All numbers reflect a 1 for 10 reverse split of the common stock that was effective as of February 20, 2007 and a 1 for 100 reverse split of the common stock that became effective as of December 14, 2007.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT &NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Preferred Series "B" Stock ($0.001par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10,000,000 (3)	100%
Preferred Series “A” Stock ($0.001 par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	145,000(4)	96.67%
Common Stock ($0.0001 par value)	Richard Surber, President & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	9,919,975 Direct(5) 2,000,013 Indirect(1)	4.13%
Common Stock ($0.0001 par value)	Gerald Einhorn, VP & Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10,000,010	3.47%
Common Stock ($0.0001 par value)	Adrienne Bernstein, Director 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10,000,013	3.47%
Common Stock ($0.0001 par value)	Oasis International Hotel & Casino, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	3(2)	>0.001%
Common Stock ($0.0001 par value)	Diversified Holdings I, Inc. 59 West 100 South, Second Floor Salt Lake City, Utah 84101	10(2)	>0.001%
Common Stock ($0.0001) par Value	Directors and Executive Officers as a Group	31,919,037	11.08%

(1)
The shares owned by Diversified Holdings I, Inc., Diversified Holdings X, Inc. and Oasis International Hotel & Casino, Inc., are attributed beneficially to Richard D. Surber due to his position as an officer and director in each of the said corporations.

(2)
Richard Surber may be deemed a beneficial owner of 13 shares of the Company's common stock by virtue of his position as an officer and director of Diversified Holdings I, Inc. (10 shares), Diversified Holdings X, Inc. (2,000,000 shares) and Oasis International Hotel & Casino, Inc. (3 shares).

(3)
Series "B" preferred stock has voting rights of 500 to 1 of the common stock, these shares give Mr. Surber 5,000,000,000 votes in any shareholder vote and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

(4)
Series “A” preferred stock has voting rights of 100 to 1 of the common stock, these shares give Mr. Surber 14,500,000 votes in any shareholder votes and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

(5)	Mr. Surber owns 9,919,975 shares of common stock directly in his own name.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of Nexia’s common stock and the restatement of the  par value of those shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning Nexia Holdings, Inc. including its Form 10-KSB annual report for the year ended December 31, 2006 and a quarterly report on Form 10-QSB for the past quarter September 30, 2007, any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference.  All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Dated: February 25, 2008
By Order of the Board of Directors

  /s/ Richard Surber                                                 .
Richard Surber, President and Director

Exhibit “A”

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A MEETING
RESOLUTION OF THE BOARD OF DIRECTORS
OF
NEXIA HOLDINGS, INC.
(A Nevada corporation)

The undersigned, constituting the members of the Board of Directors (the “Board”) of Nexia Holdings, Inc., a Nevada corporation (the “Corporation”), hereby adopt the following resolution this 11th day of February, 2008.

WHEREAS, the Board believes it is in the best interest of the Corporation to obtain shareholder consent to amend its Articles of Incorporation as set forth herein to increase the authorized number of common shares from 500 million to five billion five hundred million (5,500,000,000), to retain the stated par value of each share of common stock at $0.0001 and to authorize a reverse stock split of the issued and outstanding shares of common stock on a basis of up to 1 for 1,000,

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

FOURTH.  The stock of the corporation is divided into two classes: (1) common stock in the amount of five billion five hundred million (5,500,000,000) shares having par value pf $0.0001 each, and (2) preferred stock in the amount of fifty million (50,000,000) shares having par value of $0.001 each. The Board of Directors shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors from time to time thereafter may be increased, except when otherwise provided by the Board of Directors in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof. There shall be no cumulative voting by shareholders.
and;

WHEREAS, the Board has received the consent of the holders of a majority of the voting rights held by the current shareholders of the Corporation sufficient to approve such an action and has reviewed the proposed information statement prepared by the management of the Corporation for filing with the Securities and Exchange Commission;

THEREFORE BE IT RESOLVED, that the Board hereby approves, authorizes, and ratifies the publication of an information statement for public publication setting forth the decision of the Board to recommend such an increase in the number of authorized shares of the common stock and to conduct a reverse stock split of the issued and outstanding shares of common stock on a basis of up to 1 for 1,000 and the approval of such actions by the holders of a majority of the voting rights of the current shareholders of the Corporation and that such a statement having been reviewed by the Board the filing of said information statement with the Securities and Exchange Commission is hereby approved and authorized.

FURTHER RESOLVED, that the undersigned officers and directors of the Corporation are hereby authorized, empowered, and directed in the name and on behalf of the Corporation, to execute and deliver all such documents, instruments, schedules, forms, and certificates, to make all such payments or perform all such acts and things, and to execute and deliver all such other documents as may be necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of any such officers that are consistent with the purpose of this resolution, are hereby authorized, approved, ratified and confirmed in all respects.  Accordingly, the above resolution is hereby unanimously adopted.

Resolution of Nexia Holdings, Inc. dated February 11, 2008

/s/ Gerald Einhorn.	/s/ Richard Surber.
Gerald Einhorn, Director	Richard D. Surber, Director

/s/ Adrienne Bernstein
Adrienne Bernstein, Director